UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 31, 2019

XBIOTECH INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia Canada
(State of Incorporation)

001-37347
(Commission File Number)

N/A
(IRS Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas	78744
(Address of Principal Executive Offices)	(Zip Code)

(512) 386-2900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2019, XBiotech Inc. (the “Company”) entered into a Purchase Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. (the “Underwriter”), under which the Company will issue and sell an aggregate of 4,848,485 of its common shares, no par value, in an underwritten public offering at a public offering price of $8.25 per share.

The Company expects to receive gross proceeds of approximately $40 million (or approximately $43 million if the Underwriter exercises its option to purchase additional common shares in full). The offering is expected to close on or about June 4, 2019, subject to the satisfaction of customary closing conditions.

In addition, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 351,515 of its common shares at the public offering price per share, less underwriting discounts and commissions, to cover over-allotments.

Sales of shares under the Underwriting Agreement are being made pursuant to the registration statement on Form S-3 (File No. 333-213218), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2016 (the “Registration Statement”), and was supplemented by a related preliminary prospectus supplement filed with the SEC on May 31, 2019, and a final prospectus supplement filed with the SEC on June 3, 2019.

This Current Report on Form 8-K shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein and into the Registration Statement.

Item 8.01. Other Events.

The opinion of our counsel regarding the validity of the common shares that will be issued pursuant to the Underwriting Agreement is filed as Exhibit 5.1 hereto and incorporated by reference herein and into the Registration Statement.

On May 31, 2019, the Company issued a press release announcing the pricing of the underwritten public offering. A copy of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated May 31, 2019, between XBiotech Inc. and Piper Jaffray & Co.
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
99.1	Press Release of XBiotech Inc., issued May 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XBIOTECH INC.

Date: June 3, 2019	By:	/s/ John Simard
Name: John Simard
Title: Chief Executive Officer and President